UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 3, 1998


                     Golden Books Family Entertainment, Inc.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


         0-14399                                        06-1104930
       (Commission                                    (IRS Employer
       File Number)                                Identification No.)

888 Seventh Avenue, 43rd Floor, New York, NY               10106
  (Address of Principal Executive Offices)               (Zip Code)



       Registrant's telephone number, including area code: (212) 547-6700




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Item 5:  Other Events


     On June 3, 1998, Golden Books Family Entertainment, Inc. (the "Company") announced that it had obtained a previously disclosed $30 million, three-year working capital credit agreement (the "New Credit Facility") with NationsCredit Commercial Corporation, through its NationsCredit Commercial Funding division. In conjunction with the New Credit Facility, the indenture (the "Indenture") relating to the 7.65% Senior Notes due 2002 (the "Notes") of Golden Books Publishing Company, Inc. ("GBPC") was amended.

     The New Credit Facility permits GBPC to borrow revolving credit loans from time to time in an aggregate amount not to exceed the lesser of (x) $30.0 million or (y) a borrowing base equal to the sum of (i) 70% of eligible accounts receivable and (ii) 50% of eligible inventory. Interest on outstanding loans accrues at the prime rate. Borrowings are subject to, among other things, compliance with covenants and accuracy of representations and warranties. The New Credit Facility is secured by a first priority security interest in GBPC's accounts receivable and inventory. Covenants in the New Credit Facility include, among others, (i) limitations on consolidation, merger or dissolution, guarantees, dividends on and repurchases of capital stock and transactions with affiliates and (ii) if there shall be less than $5.0 million of availability under the New Credit Facility, limitations on assets sales or acquisitions outside the ordinary course of business, investments or loans, incurrence of debt outside the ordinary course of business, modifications of GBPC's capital structure, payments on indebtedness owed to affiliates and other transactions outside the ordinary course of business. Events of default under the New Credit Facility include, among others, default under other agreements, change of control, judgments and certain bankruptcy events.

     The Indenture was amended to, among other things, (i) permit GBPC to secure up to $30.0 million of borrowings and related obligations under any credit facility, (ii) grant to the Trustee for its benefit and for the benefit of the holders of the Notes a security interest in certain assets of GBPC, (iii) add a guarantee from the Company and (iv) add certain additional restrictive covenants and amend certain existing covenants. In addition, the Company and GBPC entered into a Registration Rights Agreement, which requires the Company to file and cause to become effective under the Securities Act of 1933 a registration statement covering its guarantee of Notes held by certain holders.

     The complete text of the press release issued by the Company announcing the New Credit Facility and amendment of the Indenture is attached hereto as an exhibit.


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Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.
c.  Exhibits

4.1 Amendment Agreement dated as of June 2, 1998 executed and delivered by Golden Books Publishing Company, Inc. ("GBPC") and Golden Books Family Entertainment, Inc. ("GBFE") and acknowledged by Marine Midland Bank, as trustee (the "Trustee").

4.2 Second Supplemental Indenture dated as of June 2, 1998 among GBPC, GBFE and the Trustee, to Indenture dated as of September 15, 1992 between GBPC and the Trustee.

4.3  Security Agreement dated as of June 2, 1998 between GBPC and the Trustee.

4.4 Registration Rights Agreement dated as of June 2, 1998 among GBPC, GBFE and the Trustee.

10.1 Loan and Security Agreement dated as of June 3, 1998 between GBPC and Nations-Credit Commercial Corporation, through its NationsCredit Commercial Funding division.

99.1 Press Release, dated June 3, 1998.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Golden Books Family Entertainment, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


Dated:  June 15, 1998


                                   By:  /s/ Philip Galanes
                                        ----------------------------------
                                       Philip Galanes
                                       General Counsel and Vice President,
                                       Legal Affairs